[Interactive Motorsports and Entertainment Corporation Logo]

     PERFECT LINE COMPLETES MILESTONE AGREEMENT WITH CHECKER FLAG LIGHTNING

         Indianapolis (March 23, 2004) - Perfect Line, Inc. has entered into an agreement with Michigan based Checker Flag Lightning, LLC to convert seven of its nine corporate owned NASCAR Silicon Motor Speedway racing centers into revenue share Checker Flag Lightning retail merchandise stores featuring Perfect Line's patented race car simulators. The conversions are subject to the expected final approval from the five landlords of the seven sites.
         "Based upon the guaranteed minimum payments within the Checker Flag agreement and our current financial projections, management expects the company to show a positive EBITDA soon after the landlords approve of the conversions," said William R. Donaldson, Chairman and CEO of Interactive Motorsports and Entertainment Corporation (OTCBB:IMTS), the parent of its wholly owned subsidiary Perfect Line. "Perfect Line has shifted the burden of occupancy and labor costs for these seven stores to Checker Flag, and we have confidence that Checker Flag has the retail expertise and working capital to make this a successful and profitable venture for both parties."
         The model for this strategy was formed in October of 2003 when Perfect Line converted its racing center at RiverTown Crossing in Grandville, Michigan to a Checker Flag merchandise store featuring the popular simulators. By converting the existing NSMS site to nearly half retail merchandise and half simulators (simulators were reduced from 10 to 8 in that store), same store revenue comparisons of 2003 to 2002 shows increases of 86% in November and 71% in December.
         The seven sites that are planned to be converted are: Woodfield Mall, Schaumburg, IL; Riverchase Galleria, Birmingham, AL; Mall of Georgia, Buford, GA; Palisades Mall, West Nyack, NY; Concord Mills, Concord, NC; Katy Mills, Katy, TX; and Opry Mills, Nashville, TN.
         Perfect Line will continue to own and operate its racing centers at Mall of America, Bloomington, MN and Universal CityWalk, Hollywood, CA. Perfect Line currently has five additional revenue share locations representing 29 simulators, and expects a minimum of an additional four revenue share locations in 2004 representing another 26 simulators. The company has two mobile lease agreements with National Tour, Inc. for the six-simulator Nextel Experience and a two-simulator Nextel mini experience.
         Under the terms of the agreement with Checker Flag, Perfect Line has the option to remove 19 simulators from the current 85 within the seven sites, and it intends to promptly activate these simulators into revenue share agreements, lease agreements and equipment acquisition agreements.
         "This transaction completes our restructuring plan for the mall-based racing centers, and we can now focus our attention on high traffic, tourist locations for owned and operated racing centers, revenue share opportunities at amusement parks and family entertainment centers, the newly established mobile lease opportunities, equipment acquisitions and international expansion," commented Donaldson.

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For more information on IMTS, visit www.SMSonline.com

Forward-looking statements
Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, and the business prospects of Interactive Motorsports and Entertainment Corporation, are subject to a number of risks and uncertainties that may cause the Company's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, the outlook of the economy and the effect on future revenues, access to and cost of capital, uncertainty of new product development, competition, and dependencies on updated technology and licenses and leases.

Contact:
Steve Wagoner, (800) 766-2782; InvestorRelations@SMSonline.com
Investor Relations on the Web:http://www.SMSonline.com/company/inv_rel_index.asp

       Interactive Motorsports and Entertainment Corporation (OTCBB:IMTS) Corporate Office: 5624 West 73rd Street, Indianapolis, Indiana 46278
                     Phone: 317-295-3500, Fax: 317-298-8924
                               www.SMSonline.com